[GE LOGO]                                                 GE Institutional Funds
             -----------------------------------------------------

                        Supplement Dated October 1, 1999
                     To Prospectus Dated September 30, 1999
The following amends the section titled "Prior Performance Information" on pages
                        50 through 61 of the Prospectus:
--------------------------------------------------------------------------------
Prior Performance Information of GE Investment Management Incorporated

(Investment Adviser to the U.S. Equity Fund)

The bar chart and table opposite illustrate the performance of a composite of certain private and mutual fund accounts ("Accounts") managed by GE Investment Management, the investment adviser to the U.S. Equity Fund and GEIC, its sister company having the same investment personnel. See "About the Investment Adviser." Each of the Accounts included in the composite has objectives, policies and strategies substantially similar to those of the Fund.

Unlike management of the private accounts included in the composite, GE Investment Management's management of the U.S. Equity Fund is subject to certain regulatory restrictions (e.g., limits on percentage of assets invested in a single issuer and industry and requirements on distributing income to shareholders) that do not apply to the private accounts. In addition, the Fund generally experiences cash flows that are different from those of the private accounts. All of these factors may adversely affect the performance of the Fund and cause it to differ from that of the composite described opposite.


GE Investment Management composite results represent the performance of the Accounts, net of the annual rate of total operating expenses of the U.S. Equity Fund; the composite results do not represent the performance of the U.S. Equity Fund, and should not be considered an indication of future performance of the Fund.

--------------------------------------------------------------------------------
Calendar Year Total Return


                        1992   1993   1994   1995   1996   1997   1998   1999(1)
--------------------------------------------------------------------------------
Composite (2)             9%    11%    -2%    36%    22%    33%    23%    10%

US Equity Fund (3)        -      -      -      -      -      -     24%    11%

S&P 500 Index            8%    10%     1%     37%    23%    33%    29%     9%



Average Annual Total Return
(as of July 31, 1999)


                Composite --         Composite --     U.S. Equity        S&P 500
Period        Investment Class(4)  Service Class(2)     Fund(3)          Index
--------------------------------------------------------------------------------
Year-to-Date     10.55%              10.39%             10.95%           8.84%
1 Year           20.82%              20.53%             21.06%          20.25%
3 Years          28.40%              28.08%                 --          29.73%
5 Years          24.83%              24.53%                 --          26.26%
Since 1/1/92     18.37%              18.08%                 --          19.22%

(1) Represents performance from 1/1/99 through 7/31/99.

(2) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Service Class shares.

(3) Represents the performance of U.S. Equity Fund--Investment Class shares. As of the date of this Prospectus, Service Class shares have no operating history and therefore performance information is not available. Service Class shares of the Fund pay a shareholder service and distribution fee, which would lower their returns. The Fund's Investment Class commenced operations 11/25/97. Fund performance information is shown in the Calendar Year Total Return Chart from January 1st of the year following its inception. The Fund performance information is net of applicable fees and other expenses. As with all mutual funds, past performance is not an indication of future performance.

(4) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Investment Class shares.


Note A. GE stock has been held in substantially all of the private accounts in the composite since October 1996. GE stock is not actively traded by the private accounts and is held at a weight substantially approximating the weight of GE in the S&P 500 Index, with quarterly rebalancing. GE stock is not held by any mutual fund. Private accounts that do not hold GE stock and mutual funds in the composite typically hold a GE substitute (a basket of securities that are intended to represent, on a collective basis, the principal industries in which GE conducts business).

Note B. The composite performance results shown reflect the deduction of the annual rate of total operating expenses, including the maximum advisory and administration fee, of the Fund; actual expenses of the Accounts may have been more or less than those of the Fund. As of July 31, 1999, the total assets in the composite was $14.13 billion. The composite performance is compared to the performance of the S&P 500 Index, which is a composite of the price and dividend performance of 500 widely held U.S. stocks recognized by many investors to be representative of the stock market in general. The information provided above for the composite, the Fund and the Index reflects the reinvestment of dividends and distributions.

--------------------------------------------------------------------------------

                                                                             51
--------------------------------------------------------------------------------
Prior Performance Information of GE Investment Management Incorporated

(Investment Adviser to the Premier Growth Equity Fund)

The bar chart and table opposite illustrate the performance of a composite of certain private and mutual fund accounts ("Accounts") managed by GE Investment Management, the investment adviser to the Premier Growth Equity Fund and GEIC, its sister company having the same investment personnel. See "About the Investment Adviser." Each of the Accounts included in the composite has objectives, policies and strategies substantially similar to those of the Fund.

Unlike management of the private accounts included in the composite, GE Investment Management's management of the Premier Growth Equity Fund will be subject to certain regulatory restrictions (e.g., limits on percentage of assets invested in a single issuer and industry and requirements on distributing income to shareholders) that did not apply to the private accounts. In addition, the Fund will likely experience cash flows different from those of the private accounts. All of these factors may adversely affect the performance of the Fund and cause it to differ from that of the composite described opposite.

GE Investment Management composite results represent the performance of the Accounts, net of the annual rate of total operating expenses of the Premier Growth Equity Fund; the composite results do not represent the performance of the Premier Growth Equity Fund, and should not be considered an indication of future performance of the Fund.



Calendar Year Total Return(1)

                       1997       1998        1999(2)
----------------------------------------------------------------
Composite(3)            27%        36%         17%

S&P 500 Index           33%        29%          9%


--------------------------------------------------------------------------
Average Annual Total Return(1)
(as of July 31, 1999)

                Composite --          Composite --       S&P 500
Period        Investment Class(4)   Service Class(3)     Index
--------------------------------------------------------------------
Year-to-Date      17.02%                16.86%            8.84%
1 Year            35.06%                34.73%           20.25%
Since 1/1/97      31.51%                31.19%           27.37%

(1) No performance figures are shown for the Premier Growth Equity Fund because the Fund has no operating history as of the date of this Prospectus.

(2) Represents performance from 1/1/99 through 7/31/99.

(3) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Service Class shares.

(4) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Investment Class shares.



Note A. The composite performance results shown reflect the deduction of the annual rate of total operating expenses, including the maximum advisory and administration fee, of the Fund; actual expenses of the Accounts may have been more or less than those of the Fund. As of July 31, 1999, the total assets in the composite was $162.1 million. The composite performance is compared to the performance of the S&P 500 Index, which is a composite of the price and dividend performance of 500 widely held U.S. stocks recognized by many investors to be representative of the stock market in general. The information provided above for the composite and the Index reflects the reinvestment of dividends and distributions.

--------------------------------------------------------------------------------
                                      -2-

52 GE Institutional
   Funds Prospectus
   About the Investment
   Adviser

--------------------------------------------------------------------------------
Prior Performance Information of GE Investment Management Incorporated

(Investment Adviser to the Value Equity Fund)


The bar chart and table opposite illustrate the performance of a composite of certain private and mutual fund accounts ("Accounts") managed by GEInvestment Management, the investment adviser to the Value Equity Fund and GEIC, its sister company having the same investment personnel. See "About the Investment Adviser." Each of the Accounts included in the composite has objectives, policies and strategies substantially similar to those of the Fund.

Unlike management of the private accounts included in the composite, GE Investment Management's management of the Value Equity Fund will be subject to certain regulatory restrictions (e.g., limits on percentage of assets invested in a single issuer and industry and requirements on distributing income to shareholders) that did not apply to the private accounts. In addition, the Fund will likely experience cash flows different from those of the private accounts. All of these factors may adversely affect the performance of the Fund and cause it to differ from that of the composite described opposite.


GE Investment Management composite results represent the performance of the Accounts, net of the annual rate of total operating expenses of the Value Equity Fund; the composite results do not represent the performance of the Value Equity Fund, and should not be considered an indication of future performance of the Fund.



Calendar Year Total Return(1)

                        1992   1993   1994   1995   1996   1997   1998   1999(2)
--------------------------------------------------------------------------------
Composite(3)             10%    14%    -1%    37%    22%    34%    26%    10%

S&P 500/
  Barra Value Index       8%    10%     1%    37%    23%    33%    29%    10%


Average Annual Total Return(1)
(as of July 31, 1999)

                 Composite --         Composite --        S&P 500/Barra
Period         Investment Class(4)   Service Class(3)      Value Index
-------------------------------------------------------------------------------
Year-to-Date       9.68%                9.52%                10.44%
1 Year            20.53%               20.23%                15.45%
3 Years           29.25%               28.94%                24.53%
5 Years           25.49%               25.18%                22.05%
Since 1/1/92      19.53%               19.24%                18.32%

(1) No performance figures are shown for the Value Equity Fund because the Fund has no operating history as of the date of this Prospectus.

(2) Represents performance from 1/1/99 through 7/31/99.

(3) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Service Class shares.

(4) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Investment Class shares.


Note A. Performance results provided in the composite for the period from January 1, 1992 to September 30, 1997 reflect the performance of a single private account consisting only of General Electric Pension Trust assets.
GE stock has been held in substantially all of the private accounts in the composite since October 1996. GE stock is not actively traded by the private accounts and is held at a weight substantially approximating the weight of GE in the S&P 500 Index, with quarterly rebalancing. GE stock is not held by any mutual fund. Private accounts that do not hold GE stock and mutual funds in the composite typically hold a GE substitute (a basket of securities that are intended to represent, on a collective basis, the principal industries in which GE conducts business).

Note B. The composite performance results shown reflect the deduction of the annual rate of total operating expenses, including the maximum advisory and administration fee, of the Fund; actual expenses of the Accounts may have been more or less than those of the Fund. As of July 31, 1999, the total assets in the composite was $8.09 billion. The composite performance is compared to the performance of the S&P 500/Barra Value Index, which is a capitalization-weighted index of all of the stocks in the S&P 500 that have low price-to-book ratios. The information provided above for the composite and the Index reflects the reinvestment of dividends and distributions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                             53

Prior Performance Information of GE Investment Management Incorporated

(Investment Adviser to the International Equity Fund)


The bar chart and table opposite illustrate the performance of a composite of certain private and mutual fund accounts ("Accounts") managed by GE Investment Management, the investment adviser to the International Equity Fund and GEIC, its sister company having the same investment personnel. See "About the Investment Adviser." Each of the Accounts included in the composite has objectives, policies and strategies substantially similar to those of the Fund.

Unlike management of the private accounts included in the composite, GE Investment Management's management of the International Equity Fund is subject to certain regulatory restrictions (e.g., limits on percentage of assets invested in a single issuer and industry and requirements on distributing income to shareholders) that do not apply to the private accounts. In addition, the Fund generally experiences cash flows that are different from those of the private accounts. All of these factors may adversely affect the performance of the Fund and cause it to differ from that of the composite described opposite.

GE Investment Management composite results represent the performance of the Accounts, net of the annual rate of total operating expenses of the International Equity Fund; the composite results do not represent the performance of the International Equity Fund, and should not be considered an indication of future performance of the Fund.



Calendar Year Total Return

                              1989   1990   1991   1992   1993   1994   1995   1996   1997   1998   1999(1)
-----------------------------------------------------------------------------------------------------------
Composite(2)                   16%   -16%     8%    -5%    39%     0%    12%    14%     7%    17%     9%

International Equity Fund(3)    -      -      -      -      -      -      -      -      -     17%     9%

MSCI EAFE Index                11%   -23%    12%   -12%    33%     8%    11%     6%     2%    20%     7%


Average Annual Total Return
(as of July 31, 1999)

             Composite --         Composite --    International Equity MSCI EAFE
Period       Investment Class(4)  Service Class(2)      Fund(3)          Index
--------------------------------------------------------------------------------
Year-to-Date       8.86%            8.71%               8.67%             7.06%
1 Year             4.52%            4.26%               4.39%             9.70%
3 Years           14.81%           14.53%                  --            10.97%
5 Years           11.25%           10.97%                  --             8.64%
10 Years           8.78%            8.51%                  --             5.65%
Since 1/1/89      17.59%           17.22%                  --            16.36%

(1) Represents performance from 1/1/99 through 7/31/99.

(2) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Service Class shares.

(3) Represents the performance of International Equity Fund--Investment Class shares. As of the date of this Prospectus, Service Class shares have no operating history and therefore performance information is not available. Service Class shares of the Fund pay a shareholder service and distribution fee, which would lower their returns. The Fund's Investment Class commenced operations 11/25/97. Fund performance information is shown in the Calendar Year Total Return Chart from January 1st of the year following its inception. The Fund performance information is net of applicable fees and other expenses. As with all mutual funds, past performance is not an indication of future performance.

(4) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Investment Class shares.

Note A. The composite performance results shown reflect the deduction of the annual rate of total operating expenses, including the maximum advisory and administration fee, of the Fund; actual expenses of the Accounts may have been more or less than those of the Fund. As of July 31, 1999, the total assets in the composite was $7.89 billion. The composite performance is compared to the performance of the MSCI EAFE Index, which is a composite of foreign securities traded in 22 developed markets in Europe, Australasia, and Far East. The information provided above for the composite, the Fund and the Index reflects the reinvestment of dividends and distributions.

--------------------------------------------------------------------------------

----------------
54 GE Institutional
   Funds Prospectus
   About the Investment
   Adviser

--------------------------------------------------------------------------------
Prior Performance Information of GE Investment Management Incorporated

(Investment Adviser to the Emerging Markets Fund)

The bar chart and table opposite illustrate the performance of a composite of certain private and mutual fund accounts ("Accounts") managed by GE Investment Management, the investment adviser to the Emerging Markets Fund and GEIC, its sister company having the same investment personnel. See "About the Investment Adviser." Each of the Accounts included in the composite has objectives, policies and strategies substantially similar to those of the Fund.

Unlike management of the private accounts included in the composite, GE Investment Management's management of the Emerging Markets Fund is subject to certain regulatory restrictions (e.g., limits on percentage of assets invested in a single issuer and industry and requirements on distributing income to shareholders) that do not apply to the private accounts. In addition, the Fund generally experiences cash flows that are different from those of the private accounts. All of these factors may adversely affect the performance of the Fund and cause it to differ from that of the composite described opposite.


GE Investment Management composite results represent the performance of the Accounts, net of the annual rate of total operating expenses of the Emerging Markets Fund; the composite results do not represent the performance of the Emerging Markets Fund, and should not be considered an indication of future performance of the Fund.



Calendar Year Total Return

                           1996(1)    1997       1998        1999(2)
-------------------------------------------------------------------------------
Composite(3)                -1%       -13%       -20%         34%

Emerging Markets Fund(4)     -          -        -20%         36%

MSCI EMF Index              -4%       -12%       -25%         36%



Average Annual Total Return
(as of July 31, 1999)

                Composite --       Composite --     Emerging Markets      MSCI
Period        Investment Class(5) Services Class(3)      Fund(4)       EMF Index
--------------------------------------------------------------------------------
Year-to-Date       34.39%            34.20%              35.88%         36.07%
1 Year             11.49%            11.22%              14.85%         21.36%
3 Years            -0.49%            -0.74%                  --         -2.61%
Since 7/1/96       -2.33%            -2.57%                  --         -4.75%


(1) Represents performance from 7/1/96 through 12/31/96.

(2) Represents performance from 1/1/99 through 7/31/99.

(3) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Service Class shares.

(4) Represents the performance of Emerging Markets Fund--Investment Class shares. As of the date of this Prospectus, Service Class shares have no operating history and therefore performance information is not available. Service Class shares of the Fund pay a shareholder service and distribution fee, which would lower their returns. The Fund's Investment Class commenced operations 11/25/97. Fund performance information is shown in the Calendar Year Total Return Chart from January 1st of the year following its inception. The Fund performance information is net of applicable fees and other expenses. As with all mutual funds, past performance is not an indication of future performance.

(5) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Investment Class shares.


Note A. The composite performance results shown reflect the deduction of the annual rate of total operating expenses, including the maximum advisory and administration fee, of the Fund; actual expenses of the Accounts may have been more or less than those of the Fund. As of July 31, 1999, the total assets in the composite was $674.6 million. The composite performance is compared to the performance of the MSCI Emerging Markets Free Index, which is a composite of securities available to non-domestic investors traded in 25 emerging markets. The information provided above for the composite, the Fund and the Index reflects the reinvestment of dividends and distributions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Prior Performance Information of GE Investment Management Incorporated

(Investment Adviser to the Income Fund)


The bar chart and table opposite illustrate the performance of a composite of certain private and mutual fund accounts ("Accounts") managed by GE Investment Management, the investment adviser to the Income Fund and GEIC, its sister company having the same investment personnel. See "About the Investment Adviser." Each of the Accounts included in the composite has objectives, policies and strategies substantially similar to those of the Fund.

Unlike management of the private accounts included in the composite, GE Investment Management's management of the Income Fund is subject to certain regulatory restrictions (e.g., limits on percentage of assets invested in a single issuer and industry and requirements on distributing income to shareholders) that do not apply to the private accounts. In addition, the Fund generally experiences cash flows that are different from those of the private accounts. All of these factors may adversely affect the performance of the Fund and cause it to differ from that of the composite described opposite.


GE Investment Management composite results represent the performance of the Accounts, net of the annual rate of total operating expenses of the Income Fund; the composite results do not represent the performance of the Income Fund, and should not be considered an indication of future performance of the Fund.




Calendar Year Total Return

                                      1992   1993   1994   1995   1996   1997   1998   1999(1)
----------------------------------------------------------------------------------------------
Composite(2)                            6%     9%    -3%    18%     4%     9%     8%    -2%

Income Fund(3)                          -      -      -      -      -      -      8%    -2%

Lehman Brothers Aggregate Bond Index    7%    10%    -3%    18%     4%    10%     9%    -2%


Average Annual Total Return (as of July 31, 1999)

                                                                 Lehman Brothers
                 Composite --       Composite --                 Aggregate Bond
Period       Investment Class(4)  Service Class(2) Income Fund(3)     Index
--------------------------------------------------------------------------------
Year-to-Date      -1.99%            -2.13%           -2.13%          -1.80%
1 Year             1.75%             1.49%            1.59%           2.48%
3 Years            6.84%             6.57%              --            6.99%
5 Years            7.21%             6.95%              --            7.31%
Since 1/1/92       6.58%             6.31%              --            6.77%

(1) Represents performance from 1/1/99 through 7/31/99.

(2) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Service Class shares.

(3) Represents the performance of Income Fund--Investment Class shares. As of the date of this Prospectus, Service Class shares have no operating history and therefore performance information is not available. Service Class shares of the Fund pay a shareholder service and distribution fee, which would lower their returns. The Fund's Investment Class commenced operations 11/21/97. Fund performance information is shown in the Calendar Year Total Return Chart from January 1st of the year following its inception. The Fund performance information is net of applicable fees and other expenses. As with all mutual funds, past performance is not an indication of future performance.

(4) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Investment Class shares.

Note A -- The composite performance results shown reflect the deduction of the annual rate of total operating expenses, including the maximum advisory and administration fee, of the Fund; actual expenses of the Accounts may have been more or less than those of the Fund. As of July 31, 1999, the total assets in the composite was $3.41 billion. The composite performance is compared to the performance of the Lehman Brothers Aggregate Bond Index, which is a composite of short-, medium-, and long-term bond performance and is widely recognized as a barometer of the bond market in general. The information provided above for the composite, the Fund and the Index reflects the reinvestment of dividends and distributions.
--------------------------------------------------------------------------------
                                      -6-

----------------
56 GE Institutional
   Funds Prospectus
   About the Investment
   Adviser

--------------------------------------------------------------------------------
Prior Performance Information of GE Investment Management Incorporated

(Investment Adviser to the Strategic Investment Fund)

The bar chart and table opposite illustrate the performance of a composite of certain mutual fund accounts ("Accounts") managed by GE Investment Management, the investment adviser to the Strategic Investment Fund and GEIC, its sister company having the same investment personnel. See "About the Investment Adviser." Each of the Accounts included in the composite has objectives, policies and strategies substantially similar to those of the Fund.

GE Investment Management composite results represent the performance of the Accounts, net of the annual rate of total operating expenses of the Strategic Investment Fund; the composite results do not represent the performance of the Strategic Investment Fund, and should not be considered an indication of future performance of the Fund.

Calendar Year Total Return(1)

                              1989   1990   1991   1992   1993   1994   1995   1996   1997   1998   1999(2)
-----------------------------------------------------------------------------------------------------------
Composite (3)                  22%     5%    18%     9%     9%    -1%    27%    14%    18%    17%     6%

Composite Index(4)             25%     2%    25%     8%    10%     0%    30%    15%    24%    21%     5%


Average Annual Total Return(1)
(as of July 31, 1999)

                    Composite--              Composite--        S&P 500       Lehman Brothers
Period             Investment Class(5)     Service Class(3)      Index       Aggregate Bond Index
--------------------------------------------------------------------------------------------------
Year-to-Date             5.84%                  5.69%              8.84%              -1.80%
1 Year                  11.48%                 11.20%             20.25%               2.48%
3 Years                 17.56%                 17.27%             29.73%               6.99%
5 Years                 16.40%                 16.11%             26.26%               7.31%
10 Years                12.47%                 12.20%             17.39%               7.88%
Since 1/1/88            12.98%                 12.70%             18.80%               8.48%

(1) No performance figures are shown for the Strategic Investment Fund because the Fund has no operating history as of the date of this Prospectus.

(2) Represents performance from 1/1/99 through 7/31/99.

(3) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Service Class shares.

(4) The Composite Index return is a blended return composed of 60% S&P 500 Index and 40% Lehman Brothers Aggregate Bond Index.

(5) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Investment Class shares.

Note A. The composite performance results shown reflect the deduction of the annual rate of total operating expenses, including the maximum advisory and administration fee, of the Fund; actual expenses of the Accounts may have been more or less than those of the Fund. As of July 31, 1999, the toal assets in the composite was $473.6 million. The composite performance is compared to the performance of the S&P 500 Index and the Lehman Brothers Aggregate Bond Index, S&P 500 Index is a composite of the price and dividend performace of 500 widely held U.S. stocks recognized by many investors to be representative of the stock market in general. Lehman Brothers Aggregate Bond Index is a composite of short-, medium-and long-term bond performance and is widely recognized as a barometer of the bond market in general. The information provided above for the composite and the Index reflects the reinvestment of dividends and distributions.

--------------------------------------------------------------------------------
                                      -7-

--------------------------------------------------------------------------------

Prior Performance Information of GE Investment Management Incorporated

(Investment Adviser to the Money Market Fund)

The bar chart and table opposite illustrate the performance of a composite of certain private and mutual fund accounts ("Accounts") managed by GE Investment Management, the investment adviser to the Money Market Fund and GEIC, its sister company having the same investment personnel. See "About the Investment Adviser." Each of the Accounts included in the composite has objectives, policies and strategies substantially similar to those of the Fund.

Unlike management of the private accounts included in the composite, GE Investment Management's management of the Money Market Fund is subject to certain regulatory restrictions (e.g., limits on percentage of assets invested in a single issuer and industry and requirements on distributing income to shareholders) that do not apply to the private accounts. In addition, the Fund generally experiences cash flows that are different from those of the private accounts. All of these factors may adversely affect the performance of the Fund and cause it to differ from that of the composite described opposite.


GE Investment Management composite results represent the performance of the Accounts, net of the annual rate of total operating expenses of the Money Market Fund; the composite results do not represent the performance of the Money Market Fund, and should not be considered an indication of future performance of the Fund.


Calendar Year Total Return


                              1990   1991   1992   1993   1994   1995   1996   1997   1998   1999(1)
----------------------------------------------------------------------------------------------------
Composite (2)                   8%     6%     3%     3%     4%     6%     5%     5%     5%     3%

Money Market Fund(3)            -      -      -      -      -      -      -      -      5%     3%

90-Day Treasury Bill            8%     6%     4%     3%     4%     6%     5%     5%     5%     3%



Average Annual Total Return (as of July 31, 1999)

                Composite--          Composite--                                90-day
Period       Investment Class(4)  Service Class(2)   Money Market Fund(3)    Treasury Bill
--------------------------------------------------------------------------------------------
Year-to-Date        2.78%              2.63%                2.76%              2.67%
1 Year              4.99%              4.73%                4.99%              4.59%
3 Years             5.26%              5.00%                   -               4.98%
5 Years             5.35%              5.09%                   -               5.15%
Since 1/1/90        5.22%              4.96%                   -               4.98%

(1) Represents performance from 1/1/99 through 7/31/99.

(2) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Service Class shares.

(3) Represents the performance of Money Market Fund--Investment Class shares. As of the date of this Prospectus, Service Class shares have no operating history and therefore performance information is not available. Service Class shares of the Fund pay a shareholder service and distribution fee, which would lower their returns. The Fund's Investment Class commenced operations 12/2/97. Fund performance information is shown in the Calendar Year Total Return Chart from January 1st of the year following its inception. The Fund performance information is net of applicable fees and other expenses. As with all mutual funds, past performance is not an indication of future performance. Although the Money Market Fund attempts to maintain a stable $1.00 per share value, there is no guarantee it will be able to do so. It is possible to lose money investing in the Money Market Fund. Shares of the Money Market Fund are not FDIC insured.

(4) The composite performance results shown reflect the deduction of the annual rate of total operating expenses of the Fund--Investment Class shares.


Note A. The composite performance results shown reflect the deduction of the annual rate of total operating expenses, including the maximum advisory and administration fee, of the Fund; actual expenses of the Accounts may have been more or less than those of the Fund. As of July 31, 1999, the total assets in the composite was $2.62 billion. The composite performance is compared to the performance of the 90-day Treasury Bill which is the average return on three month U.S. Treasury Bills. The information provided above for the composite, the Fund and the Index reflects the reinvestment of dividends and distributions.


--------------------------------------------------------------------------------

-----------------
58 GE Institutional
   Funds Prospectus
   About the Investment
   Adviser


--------------------------------------------------------------------------------
Prior Performance Information of the Senior Investment Committee of Palisade Capital Management, L.L.C.

(Sub-Adviser to the Small-Cap Value Equity Fund)

The bar chart and table on the next page illustrate the performance of a composite of certain private accounts ("Accounts") managed by the Senior Investment Committee of Palisade Capital Management, L.L.C. ("Palisade"), the sub-adviser of the Small-Cap Value Equity Fund.

Each of the Accounts included in the composite has objectives, policies and strategies substantially similar to those of the Fund. The Accounts were managed by the Senior Investment Committee while at Palisade and during its previous employment with Smith Barney, Inc.

The Senior Investment Committee, which has operated together since July 1, 1993, consists of Jack Feiler, Martin L. Berman, Steven E. Berman and Richard Meisenberg. As is the case with the Small-Cap Value Equity Fund, Mr. Feiler was primarily responsible for management of the Accounts and worked with the Senior Investment Committee in developing and executing the Accounts' investment programs. No person other than the members of the Senior Investment Committee had a significant role in achieving the performance described.


Unlike management of the Accounts, the Senior Investment Committee's management of the Small-Cap Value Equity Fund is subject to certain regulatory restrictions (e.g., limits on percentage of assets invested in a single issuer and industry and requirements on distributing income to shareholders) that do not apply to the Accounts. The Fund also incurs certain operating expenses that are not borne by the Accounts. In addition, the Fund generally experiences cash flows that are different from those of the Accounts. All of these factors may adversely affect the performance of the Fund and cause it to differ from that of the composite described on the next page.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Senior Investment Committee composite results represent the performance of the Accounts, net of fees and other expenses, not the performance of the Small-Cap Value Equity Fund, and should not be considered an indication of future performance of the Fund.

---------------------------------------------------------------------------

Calendar Year Total Return

                                       1993(1)   1994   1995   1996   1997   1998   1999(2)
------------------------------------------------------------------------------------------
Composite(2)                              10%     4%    32%    23%    26%    -3%    -3%

Small-Cap Value Equity Fund(3)             -      -      -      -      -      -      4%

Russell 2000 Index                        12%    -2%    28%    16%    22%    -5%     6%




--------------------------------------------------------------------------------
Average Annual Total Return
(as of July 31, 1999)

                                       Small-Cap Value     Russell
Period                Composite         Equity Fund(3)    2000 Index
------------------------------------------------------------------------
Year-to-Date            -2.94%            3.89%             6.29%
1 Year                  -4.65%               -              7.41%
3 Years                 10.72%               -              13.6%
5 Years                 15.23%               -             14.38%
Since 7/1/93            13.49%               -             12.77%

(1) Represents performance from 7/1/93 through 12/31/93.

(2) Represents performance from 1/1/99 through 7/31/99.

(3) Represents the performance of Small-Cap Value Equity Fund--Investment Class shares. As of the date of this Prospectus, Service Class shares have no operating history and therefore performance information is not available. Service Class shares of the Fund pay a shareholder service and distribution fee, which would lower their returns. The Fund's Investment Class commenced operations 8/3/98. Fund performance information is shown in the Calendar Year Total Return Chart from January 1st of the year following its inception. The Fund performance information is net of fees and other expenses. As with all mutual funds, past performance is not an indication of future performance.


Note A. The composite performance results provided above for the period from July 1, 1993 to April 1, 1995 (commencement of Palisade's operations) reflect the performance of the Accounts while the Senior Investment Committee was employed as a separate operating group within Smith Barney Inc. Thereafter, the composite performance results reflect the performance of the Accounts managed by the Senior Investment Committee while at Palisade.

Note B. As of July 31,1999, the toal assets in the composite was $1.59 billion. The composite performance is compared to the performance of the Russell 2000 Index, which is an unmanaged index of issuers with total market capitalizations between $60 million and $2.49 billion as of July 31, 1999. The information provided above for the composite, the Fund and the Index reflect the reinvestment of dividends and distributions. Unlike the Index performance information, however, the performance of the composite is net of fees and other expenses applicable to the Accounts. Expenses of the Small-Cap Value Equity Fund are expected to differ from those of the Accounts.

--------------------------------------------------------------------------------

60 GE Institutional
   Funds Prospectus
   About the Investment
   Adviser

--------------------------------------------------------------------------------
Prior Performance Information of Jon Bosse

(Portfolio Manager of the Mid-Cap Value Equity Fund)

The bar chart and table on the next page illustrate the performance of a composite of certain private and mutual fund accounts ("Accounts") managed by Jon Bosse, the portfolio manager primarily responsible for the day-to-day management of the Mid-Cap Value Equity Fund.

Each of the Accounts included in the composite has objectives, policies and strategies substantially similar to those of the Fund. The Accounts were managed by Mr. Bosse while he was employed with NWQ Investment Management Company ("NWQ"), the sub-adviser of the Fund, since October 1996 and during his previous employment with ARCO Investment Management Company ("ARCO") since January 1990. As is the case with the Fund, Mr. Bosse was primarily responsible for management of the Accounts and no other person had a significant role in achieving the performance described.

Unlike management of the private accounts included in the composite, Mr. Bosse's management of the Mid-Cap Value Equity Fund is subject to certain regulatory restrictions (e.g., limits on percentage of assets invested in a single issuer and industry and requirements on distributing income to shareholders) that do not apply to the private accounts. The Fund also incurs certain operating expenses that are not borne by the private accounts. In addition, the Fund generally experiences cash flows that are different from those of the private accounts. All of these factors may adversely affect the performance of the Fund and cause it to differ from that of the composite described on the next page.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                             61

The Portfolio Manager composite results represent the performance of the Accounts, net of fees and other expenses, not the performance of the Mid-Cap Value Equity Fund, and should not be considered an indication of future performance of the Fund.

Calendar Year Total Return

                              1990   1991   1992   1993   1994   1995   1996   1997   1998   1999(1)
----------------------------------------------------------------------------------------------------
Composite                       1%    54%    30%    20%     9%    39%    29%    35%     8%    16%

Mid-Cap Value Equity Fund(2)    -      -      -      -      -      -      -      -      -     10%

S&P MidCap 400 Index           -5%    50%    12%    14%    -4%    31%    19%    32%    19%     5%





Average Annual Total Return
(as of July 31, 1999)

                                       Mid-Cap Value     S&P MidCap
Period                Composite         Equity Fund(2)   400 Index
----------------------------------------------------------------------------
Year-to-Date            16.36%             10.10%          4.60%
1 Year                  14.69%                 -          19.32%
3 Years                 28.61%                 -          24.48%
5 Years                 25.11%                 -          20.94%
Since 1/1/90            24.15%                 -          17.00%

(1) Represents the performance from 1/1/99 through 7/31/99.

(2) Represents the performance of Mid-Cap Value Equity Fund--Investment Class Shares. As of the date of this Prospectus, Service Class shares have no operating history and therefore performance information is not available. Service Class shares of the Fund pay a shareholder service and distribution fee which would lower their returns. The Fund's Investment Class commenced operations 12/31/98. Fund performance information is shown in the Calendar Year Total Return Chart from January 1st of the year following its inception. The Fund performance information is net of fees and expenses. As with all mutual funds, past performance is not an indication of future performance.


Note A. Performance results provided in the composite for the period from January 1, 1990 to August 31, 1996 reflect the performance of a single private account managed by Mr. Bosse ("ARCO Account") while he was employed as a portfolio manager at ARCO. Performance results provided in the composite for the month of September 1996 reflect the performance during that month of the portfolio of securities held in the ARCO Account at August 31, 1996 (when Mr. Bosse ceased managing the ARCO Account), assuming that no changes in the portfolio were made through the end of the month and dividend income from the portfolio securities was received. Because no actual portfolio of securities was managed during this one month period, performance results for September 1996 should be considered hypothetical. Composite performance results from October 1, 1996 (when Mr. Bosse commenced employment at NWQ and purchased for an NWQ private account substantially the same portfolio of securities held in the ARCO Account at August 31, 1996), reflect the performance of Accounts managed by Mr. Bosse while employed with NWQ. The performance results of the ARCO private account, including the hypothetical performance for September 1996, have been adjusted to reflect the maximum investment management fee of 1% per year that is applicable to the NWQ private accounts.

Note B. As of July 31, 1999, the total assets in the composite was $494 million. The composite performance is compared to the performance of the S&P MidCap 400 Index, which is an unmanaged index of 400 domestic stocks selected for market size, liquidity and industry group representation. The information provided above for the composite, the Fund and the Index reflect the reinvestment of dividends and distributions. Unlike the Index performance information, however, the performance of the composite is net of applicable fees and other expenses. Expenses of the Mid-Cap Value Equity Fund are expected to differ from those of the Accounts.

--------------------------------------------------------------------------------
                                      -12-